UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

REYNOLDS AMERICAN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Jan. 17, 2017

Dear Colleagues:

We are excited to share with you today’s news that Reynolds American has entered into an agreement to combine with British American Tobacco p.l.c. (BAT), our largest shareholder. Of course, this proposed business combination is still subject to approval by both companies’ respective shareholders, and other customary closing conditions, including approval of regulatory authorities, but we believe that the transaction holds tremendous opportunities for all stakeholders, including our extraordinary employee team.

First and foremost, this proposed transaction is a testament to your successful efforts in making RAI and its operating companies the strong companies that they are today, and for that you should be proud. As you know, we have had a long, mutually beneficial relationship with BAT, and we are confident that a merger of our companies will open up new opportunities for growth, innovation and collaboration in our continued transformation of the tobacco industry.

If the combination is approved, the resulting organization would be the world’s largest global tobacco products company. The prospect of being part of the leading global tobacco company is truly exciting – if you’re like me, there’s nothing like being Number One! As part of a combined organization, our companies and employees would have access to an extended network of top talent in our industry, and can draw upon a wide array of expertise and resources. The RAI companies would be significant contributors to BAT’s profits and play an important role in BAT’s future success.

BAT background

London-based BAT is a global tobacco company with about 50,000 employees and more than 200 brands sold in more than 200 markets.

BAT’s global cigarette drive brands are Dunhill, Kent, Lucky Strike, Pall Mall and Rothmans. The company has other popular international cigarette brands with strong market positions in many countries, and it also offers tobacco products such as cigars and fine-cut tobacco, including roll-your-own. In 2013, BAT was the first international tobacco company to launch an e-cigarette, Vype, in the United Kingdom, and it has since expanded the product’s styles and geographic footprint. BAT also offers a tobacco-heating product, called “glo,” in Japan.

The proposed transaction

BAT’s acquisition proposal values RAI at $59.64 a share, and details of the agreement with RAI are contained in the press release issued today. We believe this is an attractive offer for RAI’s shareholders, and because our shareholders will receive a mix of both cash and BAT shares (in the form of American Depositary Shares), they will have the opportunity to benefit from future growth potential at BAT.

What this means for RAI, its operating companies and employees

Combining RAI and its operating companies with BAT will create a stronger, truly global tobacco and next-generation products company, maximizing the potential of the organizations’ current product portfolios. In addition, joining forces with BAT on innovation and new product development will drive faster speed to market, as well as access to global distribution networks that RAI’s operating companies do not have currently.

Since there is virtually no overlap between RAI and BAT, we and BAT share the strong belief that the employees of RAI and its subsidiaries will be integral to the success of the combined company, that the great majority of RAI companies’ jobs will be preserved, and that the strength of the combined organizations will offer a possibility of job growth and expansion in the U.S.

BAT has assured us that they don’t see the need to make any material changes to the way RAI and its subsidiaries operate. They have no plans to close or move our head office in Winston-Salem. BAT has no plans to make any significant changes to the current high-quality manufacturing facilities in North Carolina and Tennessee, nor to the Trade Marketing team.

BAT has a strong reputation as a leading international employer of choice that is committed to rewarding and developing its people, and the combination of our two great companies should create new opportunities for the talented people at both organizations.

What’s next?

The proposed transaction is contingent on the approval of RAI and BAT shareholders, as well as government regulators and other customary closing conditions. We expect the transaction to close in the third quarter of 2017.

However, until the regulatory review and approval process is concluded and the transaction is completed, it’s business as usual at RAI and its operating companies. We understand that in situations like these, there is always some uncertainty, but it is imperative that we all focus on our day-to-day responsibilities and continue to operate without disruption over the coming months.

As with any transaction of this size, integration planning will take time, and we expect to set up a joint transition team in the coming weeks to prepare contingency plans on how best to integrate the companies following the close of the transaction. We remain committed to keeping you as fully informed on developments as possible.

This proposed business combination represents a major, and very exciting, step forward for us as we get ready to take on an integral role in a leading global consumer-products company. We have the best employees in the U.S. tobacco industry, and it is your dedication to our companies’ success that gives us tremendous confidence about our future. Thank you as always for your continued support of our mission to transform the tobacco industry.

Debra Crew

President and Chief Executive Officer

Reynolds American Inc.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, financial forecasts or projections, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, and other statements that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “predict,” “possible,” “potential,” “could,” “should” and similar expressions. These statements regarding future events or the future performance or results of Reynolds American Inc. (“RAI”) and its subsidiaries or the combined company inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated, or if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, are the following: the failure to obtain necessary shareholder approvals for the proposed transaction; the failure to obtain necessary regulatory or other approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI or the combined company; the failure to satisfy required closing conditions or complete the proposed transaction in a timely manner or at all; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the merger agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the failure to realize projected synergies and other benefits from the proposed transaction; failure to promptly and effectively integrate RAI into British American Tobacco p.l.c. (“BAT”); the uncertainty of the value of the proposed transaction consideration that RAI shareholders will receive in the proposed transaction due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock; the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents; the possibility of RAI’s and BAT’s directors and officers having interests in the proposed transaction that are different from, or in addition to, the interests of RAI shareholders generally; the effect of the announcement of the proposed transaction on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; evolving legal, regulatory and tax regimes; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as provided by federal securities laws, RAI is not under any obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT will file with the SEC a registration statement on Form F-4 that will include the proxy statement of RAI that also constitutes a prospectus of BAT. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR

ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s web site at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI, when available, by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT, when available, by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com.

RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated March 23, 2016, as supplemented, which are filed with the SEC. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.